Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the News Corporation 2004 Stock Option Plan, News Corporation 2004 Replacement Stock Option Plan of our report dated August 11, 2004, with respect to the consolidated financial statements of Fox Entertainment Group, Inc. included in the News Corporation’s Annual Report (Form 8-K) for the year ended June 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

November 23, 2004